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                                   EXHIBIT B
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              REFERENCE TO G. CARTER SEDNAOUI AS ATTORNEY-IN-FACT

          G. Carter Sednaoui has signed the enclosed documents as Attorney-In-Fact. Note that copies of the applicable Power of Attorneys are already on file with the appropriate agencies.